UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 15, 2021
Date of Report (Date of earliest event reported)

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

+852-3107-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NHTC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

        ☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2021 the Board of Directors of Natural Health Trends Corp. (the “Company”), upon the approval and recommendation of the Compensation Committee, approved and adopted a Phantom Equity Plan (the “Plan”) and related form of Phantom Share Agreement (“Award Agreement”).

Under the terms of the Plan, the Compensation Committee may grant to eligible participants “Phantom Shares” entitling grantees to receive a cash payment equal to the fair market value of an equal number of shares of the Company’s common stock upon the close of a vesting period, subject to any maximum payment value that the compensation committee may set. The vesting of Phantom Shares is subject to such vesting conditions as the Compensation Committee may specify in a grantee’s Award Agreement. The Compensation Committee may provide that if any dividend is paid on the Company’s common stock, then an equivalent cash amount or dividend equivalent shall be paid to a grantee. Grantees of Phantom Shares shall not by virtue of their receipt of Phantom Shares have any ownership rights in shares of the Company’s common stock. The Plan shall continue for a period of ten years, after which no further Phantom Shares may be awarded (although any Phantom Shares awarded prior to the expiration of such 10-year period shall be unaffected by the termination of the Plan).

Also on March 15, 2021, Chris T. Sharng, the Company’s President, was granted 124,850 Phantom Shares, and Timothy S. Davidson, the Company’s Chief Financial Officer, Senior Vice President and Corporate Secretary, was granted 41,788 Phantom Shares. Phantom Shares were also granted to some other Company employees and the Company’s non-employee directors. The Phantom Shares vest in eight equal increments, measured on the grant date and subsequent consecutive three-month vesting periods, subject to the satisfaction of both a time-based vesting condition and a performance vesting condition. These vesting conditions were deemed satisfied on the grant date for the initial vesting increment. In order for the time-based vesting condition to be satisfied for each vesting period, the grantee must remain continuously employed by the Company through the end of the vesting period, and in order for the performance vesting condition to be satisfied for each vesting period, the performance criteria designated by the Compensation Committee must be satisfied. If either vesting condition is not satisfied for a vesting date, then the Phantom Shares scheduled to vest on such date are forfeited. The Phantom Shares granted to the grantees identified above are subject to a maximum payment value of $12.00 per Phantom Share, and the grantees are not entitled to any dividend or dividend equivalent payments with respect to the Phantom Shares. As a condition to the grant of the Phantom Shares to each employee grantee, the grantee agreed not to sell or otherwise transfer any shares of the Company’s common stock held by him until all Phantom Shares granted to him are vested or forfeited.

The foregoing description of the Plan and Award Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Plan and Award Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2021

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer